Exhibit 3.1

~~SECOND~~ THIRD AMENDED AND RESTATED

BYLAWS

OF

APPLE HOSPITALITY REIT, INC.

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5.7	Chief Executive Officer	9
~~5.8~~	~~President~~	~~9~~
~~5.9~~5.8	Vice Presidents	9
~~5.10~~5.9	Secretary	10
~~5.11~~5.10	Assistant Secretaries	10
~~5.12~~5.11	Chief Financial Officer	10
~~5.13~~5.12	Assistant Chief Financial Officers	10

ARTICLE VI SHARES OF STOCK		10

6.1	Registered Ownership, Share Certificates and Shares in “Unissued Certificate” Form	10
6.2	Transfer of Shares	11
6.3	Disclosures by Holders of Shares; Redemption of Shares	11
6.4	Right to Refuse to Transfer the Shares	12
6.5	Limitation on Acquisition of Shares	12
6.6	Lost or Destroyed Certificates	13
6.7	Dividend Record Date and Closing Stock Books	13
6.8	Applicability of Certain Sections of Article VI	13

ARTICLE VII TRANSACTIONS WITH AFFILIATES; CERTAIN DUTIES AND LIABILITIES OF DIRECTORS, SHAREHOLDERS AND AFFILIATES		13

7.1	Transactions with Affiliates	13
7.2	Restriction of Duties and Liabilities	14
7.3	Persons Dealing with Directors or Officers	14
7.4	Reliance	14
7.5	Income Tax Status	15

ARTICLE VIII MISCELLANEOUS		15

8.1	Competing Programs	15
8.2	Control Share Acquisitions	15
8.3	Corporate Seal	15
8.4	Inspection of Bylaws	15
8.5	Inspection of Corporate Records	15
8.6	Checks, Drafts, Etc.	15
8.7	Contracts, Etc., How Executed	15
8.8	Representation of Shares of Other Corporations	15
8.9	Severability	15
8.10	Voluntary Dissolution	16
8.11	Distributions	16
8.12	Shareholder Liability	16
8.13	Return of Offering Proceeds	16

ARTICLE IX AMENDMENTS TO BYLAWS		16

9.1	Amendments	16

ARTICLE X CONDUCT OF BUSINESS THROUGH SUBSIDIARIES		16

10.1	Subsidiaries	16
10.2	Interpretation and Application of Bylaws	16

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ARTICLE I

THE COMPANY; DEFINITIONS

1.1           Name.  The name of the corporation is Apple Hospitality REIT, Inc. and is referred to in these Bylaws as the “Company.” As far as practicable and except as otherwise provided in the Organizational Documents, the Directors shall direct the management of the business and the conduct of the affairs of the Company, execute all documents and sue or be sued in the name of the Company.  If the Directors determine that the use of that name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Company may hold property or conduct all or part of its activities.

1.2           Nature of Company.  The Company is a corporation organized under the laws of the Commonwealth of Virginia.  It is intended that the Company shall carry on business as a “real estate investment trust” (“REIT”).

1.3           Definitions.  Whenever used in these Bylaws, the terms defined in this Section 1.3 shall, unless the context otherwise requires, have the respective meanings specified in this Section 1.3.  In these Bylaws, words in the singular number include the plural and in the plural number include the singular.

(a) Affiliate.  Means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any officer, director, trustee or general partner of such Person, and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.  Affiliated means being an Affiliate of a specified Person.

(b) Articles of Incorporation.  The Articles of Incorporation of the Company, including all amendments, restatements or modifications thereof.

(c) Bylaws.  These Bylaws, including all amendments, restatements or modifications hereof.

(d) Directors.  As of any particular time, the directors of the Company holding office at such time.

(e) Organizational Documents.  The Articles of Incorporation and these Bylaws.

(f) Person.  An individual, corporation, partnership, joint venture, association, company, trust, bank or other entity, or government and any agency and political subdivision of a government.

(g) REIT.  A real estate investment trust, as defined in Section 856 of the Internal Revenue Code of 1986, as amended.

(h) REIT Provisions of the Internal Revenue Code.  Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1986, as amended, or successor statutes, and regulations and rulings promulgated thereunder.

(i) Securities.  Any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities.”

(j) Shares or Common Shares.  All of the common shares of the Company, no par value.

(k) Shareholders.  As of any particular date, all holders of record of outstanding Common Shares at such time.

ARTICLE II

OFFICES; FISCAL YEAR

2.1           Principal Office.  The principal executive office of the Company shall be located at 814 East Main Street, Richmond, Virginia 23219, until otherwise established by a vote of a majority of the Board of Directors.

2.2           Other Offices.  The Board of Directors may at any time establish other offices at any place or places they deem appropriate.

2.3           Taxable Year.  The annual accounting period of the Company shall be the calendar year.

ARTICLE III

MEETINGS OF SHAREHOLDERS

3.1           Place of Meetings.  All annual and all other meetings of Shareholders shall be held at such place, either within or outside of the Commonwealth of Virginia as from time to time may be fixed by the ~~President~~ Chief Executive Officer or by the Board of Directors.

3.2           Annual Meetings.  The annual meetings of Shareholders shall be held on such date as is fixed by the ~~President~~ Chief Executive Officer or the Board of Directors; provided however, that if no such date and time is fixed by the ~~President~~ Chief Executive Officer or the Board of Directors, the meeting for any calendar year shall be held on the first Tuesday in May in such year, if not a legal holiday under the laws of Virginia.  If the date fixed by the ~~President~~ Chief Executive Officer or the Board of Directors falls upon a legal holiday, then any annual meeting of Shareholders shall be held at the same time and place on the next day that is not a legal holiday.  At each annual meeting of Shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Company’s notice of the meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a Shareholder who is a Shareholder of record of a class of Shares entitled to vote on the business such Shareholder is proposing, both at the time of the giving of the Shareholder’s notice hereinafter described in this Section 3.2 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 3.2.

In order to bring before an annual meeting of Shareholders any business which may properly be considered and which a Shareholder has not had included in the Company’s proxy statement for the meeting, a Shareholder who meets the requirements set forth in the preceding paragraph must give the Company timely written notice.  To be timely, a Shareholder’s notice must be given, either by personal delivery to the Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company.  Any such notice must be received (i) on or after February 1st and before March 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year.

Each such Shareholder’s notice shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Company’s stock transfer books, of the Shareholder proposing business, (ii) the class and number of Shares of stock of the Company beneficially owned by such Shareholder, (iii) a representation that such Shareholder is a Shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, and (v) any interest which the Shareholder may have in such business.

The Secretary of the Company shall deliver each Shareholder’s notice that has been timely received to the Chairman for review.

3.3           Special Meetings.  Special meetings of the Shareholders may be called at any time for any purpose or purposes whatsoever by the ~~President~~ Chief Executive Officer, by a majority of the Board of Directors, by the Chairman of the Board or by one or more Shareholders holding not less than 10% of the eligible votes.  If a meeting is called by any Person or Persons other than the Board of Directors, the Chairman of the Board, or the ~~President~~ Chief Executive Officer, a request shall be made in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the ~~President~~ Chief Executive Officer, or the Secretary of the Company.  The officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote, in accordance with the provisions of Section 3.3.

3.4           Notice; Affidavit of Notice.  Notice of meetings of the Shareholders of the Company shall be given in writing to each Shareholder entitled to vote thereat, either personally or by first class mail, or, if the Company has 500 or more Shareholders or beneficial owners of Common Shares, by third-class mail, by electronic transmission or other means of written communication, charges prepaid, addressed to the Shareholder at his or its address appearing on the books of the Company or given by the Shareholder to the Company for the purpose of notice.  Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than 10 nor more than 60 days before the meeting, except that notice of meetings in which Shareholders are to act on an amendment to the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion a proposed sale of assets as specified in Section 13.1-724 of the Virginia Stock Corporation Act or a dissolution of the Company shall be given not less than 25 nor more than 60 days before the meeting; provided, however, that within 10 business days after receipt by the Company, in person, or by registered mail, of a written request for a meeting by Shareholders holding not less than 10% of the outstanding Shares entitled to vote at such meeting, the Company shall provide written notice of such meeting to all Shareholders, and such meeting shall be held not less than 20 nor more than 60 days after the Company’s receipt of such written Shareholder request; and, provided further, that if such notice is not given within 10 business days after receipt of the request, the Person or Persons requesting the meeting may give the notice.  Nothing contained in this Section 3.4 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.  All notices given pursuant to this Section 3.4 shall state the place, date and hour of the meeting and, (i) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the Shareholders, and (iii) in the case of any meeting at which Directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.  An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

3.5           Record Date for Shareholder Notice, Voting and Giving Consents.  For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any meeting nor more than 60 days before any action without a meeting, and in this event only Shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

If the Board of Directors does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent in given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the 60th day before the date of the other action, whichever is later.

3.6           Adjourned Meetings; Notice.  Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the Shares which are either present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at the meeting.

When any Shareholders’ meeting, either annual or special, is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a special meeting.  In all other cases, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

3.7           Voting at Meetings of Shareholders.  Subject to the provisions of the Virginia Stock Corporation Act, and subject to the right of the Board of Directors to provide otherwise, only Persons in whose name Shares entitled to vote registered on the stock records of the Company on the record date shall be entitled to the notice of and to vote at the meeting, notwithstanding any transfer of any Shares on the books of the Company after the record date.

The vote may be via voice or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by any Shareholder at any election and before the voting begins.  Except as provided in this Section 3.7, each outstanding Share shall be entitled to one vote on each matter submitted to a vote of Shareholders.

3.8           Quorum and Voting.  The presence in person or by proxy of a majority of the Shares entitled to vote at the meeting shall constitute a quorum for the transaction of business.  Except as otherwise expressly provided in these Bylaws, if a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a vote of a greater number is required by the Articles of Incorporation or by the Virginia Stock Corporation Act.  Directors shall be elected by a plurality of the votes cast by the Shares entitled to vote in the election at a meeting at which a quorum is present.  The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum.

3.9           Waiver of Notice or Consent of Absent Shareholders.  The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes.  All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.10         Action Without Meeting.  Any action that may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without action by the Board of Directors, if the action is taken by all the Shareholders entitled to vote on the action.  The action shall be evidenced by one or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Secretary of the Company for inclusion in the minutes or filing with the corporate records; provided that all such written consents are delivered to the Company within 60 days of the date the first written consent was signed.  Action taken under this Section 3.10 shall be effective when all consents are in the possession of the Company, unless the consent specifies a different effective date and states the date of execution by each Shareholder, in which event it shall be effective according to the terms of the consent.  A Shareholder may withdraw consent only by delivering a written notice of withdrawal to the Company prior to the time that all consents are in the possession of the Company.

3.11         Proxies.  Every Person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such Person or his duly authorized agent and filed with the Secretary of the Company, provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the Person executing it specifies in the proxy the length of time for which the proxy is to continue in force.

A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the Shareholder or the Shareholder’s attorney in fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (i) a writing delivered to the Company stating that the proxy is revoked, (ii) execution of a subsequent proxy, (iii) attendance at the meeting and voting in person (but only as to any items on which the Shareholder chooses to vote in person), or (iv) transfer of the Shares represented by the proxy to a transferee who becomes a Shareholder of record prior to the record date established for the vote.  A validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the maker of that proxy received by the Company before the vote pursuant to that proxy is counted.

3.12         Inspectors of Election.  Before any meeting of Shareholders, the Board of Directors may appoint any Persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed.  If any Person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any Shareholder or a Shareholder’s proxy shall, appoint a Person to fill that vacancy.

These inspectors shall:

(a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in connection with any determination made by the inspector and retain for a reasonable time a record of the disposition of such challenges;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE IV

DIRECTORS

4.1           Powers.  Subject to limitations contained in the Articles of Incorporation, these Bylaws and the Virginia Stock Corporation Act relating to action required to be authorized or approved by the Shareholders, or by the holders of a majority of the outstanding Shares, and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.  The Board of Directors shall establish policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company, to assure that such policies are carried out.

Each individual Director may engage in other business activities of the type conducted by the Company and is not required to present to the Company any investment opportunities presented to them even though the investment opportunities may be within the Company’s investment policies.

4.2           Number, Tenure and Qualifications.  The authorized number of Directors of the Board of Directors shall be not less than three nor more than 15 as shall be determined from time to time by resolution of the Board of Directors.

Except as provided in Section 4.3, the Directors elected by the holders of the Shares at a meeting of Shareholders at which a quorum is present shall be those persons who receive the greatest number of votes even though they do not receive a majority of the votes cast.  No individual shall be named or elected as a Director without his prior consent.

4.3           Nomination of Directors.  No person shall be eligible for election as a Director at a meeting of Shareholders unless nominated (i) by the Board of Directors or any committee thereof or (ii) by a Shareholder who is a Shareholder of record of a class of Shares entitled to vote for the election of Directors, both at the time of the giving of the Shareholder’s notice hereinafter described in this Section 4.3 and on the record date for the meeting at which the nominee(s) will be voted upon, and who complies with the notice procedures set forth in this Section 4.3.

In order to nominate for election as Directors at a meeting of Shareholders any persons who are not listed as nominees in the Company’s proxy statement for the meeting, a Shareholder who meets the requirements set forth in the preceding paragraph must give the Company timely written notice.  To be timely, a Shareholder’s notice must be given, either by personal delivery to the Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company.  Any such notice must be received (i) on or after February 1st and before March 1st of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting is earlier than May 1 or later than May 31 in such year, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of Shareholders called for the purpose of electing Directors is first given to Shareholders.

Each such Shareholder’s notice shall set forth the following: (i) as to the Shareholder giving the notice, (a) the name and address of such Shareholder as they appear on the Company’s stock transfer books, (b) the class and number of Shares of the Company beneficially owned by such Shareholder, (c) a representation that such Shareholder is a Shareholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings, if any, between such Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the Shareholder wishes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of Shares of the Company which are beneficially owned by such person, and (d) all other information that is required to be disclosed about nominees for election as Directors in solicitations of proxies for the election of Directors under the rules and regulations of the Securities and Exchange Commission.  In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a Director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him or her contained in the notice is correct.

4.4           Vacancies.  Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the Shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent in accordance with Section 3.10 of these Bylaws. Each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director or if the authorized number of Directors is increased or if the Shareholders fail, at any annual or special meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

Any Director may resign effective on giving written notice to the Chairman of the Board, the Secretary, or the Board of Directors.  The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.  Any election by written consent to fill a vacancy shall require the consent of a majority of the outstanding Shares entitled to vote.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

4.5           Place of Meeting.  Regular meetings of the Board of Directors shall be held at any place within or without the Commonwealth of Virginia that has been designated from time to time by the Chairman of the Board or by written consent of all members of the Board.  In the absence of a designation, regular meetings shall be held at the principal office of the Company.  Special meetings of the Board may be held either at a place so designated or at the principal office.  Members of the Board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting by telephone or similar communication equipment shall constitute presence in person at the meeting.

4.6           Organization Meeting.  Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.  Notice of that meeting is hereby dispensed with.

4.7           Special Meetings.  The Chairman of the Board, the ~~President or Vice President~~ Chief Executive Officer or the Secretary or any two Directors shall call special meetings of the Board of Directors for any purpose or purposes at any time.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, electronic transmission or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Company or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of Directors are regularly held.  In case the notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Company is located at least four days prior to the time of the meeting.  In case the notice is delivered personally, telegraphed or communicated by electronic means, it shall be delivered, deposited with the telegraph company or communicated at least 48 hours prior to the time of the meeting.  Mailing, telegraphing or delivery, as above provided, shall be due legal and personal notice to the Director.

4.8           Adjournment.  A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors’ meeting to another time and place.

4.9           Notice of Adjournment.  If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

4.10         Entry of Notice.  Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to that Director as required by law and the Bylaws of the Company.

4.11         Waiver of Notice.  The transactions of any meeting of the Board of Directors, however called and noticed, or wherever held, shall be as valid as though authorized at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes.  All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

4.12         Quorum and Voting.  A majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business, except to adjourn or to fill a vacancy, as provided above.  Every act or decision done or made by a majority of the Directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation or these Bylaws.  However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken after such withdrawal is approved by at least a majority of the Directors required to constitute a quorum for the meeting.

4.13         Fees and Compensation.  The non-employee Directors shall be entitled to receive such reasonable compensation for their services as Directors as the Directors may fix or determine from time to time by resolution of the Board of Directors.  The Directors shall also be entitled to receive remuneration for services rendered to the Company, either directly or indirectly, in any other capacity.  Those services may include, without limitation, services as an officer of the Company, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Person Affiliated with a Director.

4.14         Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors under the Virginia Stock Corporation Act and these Bylaws may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action.  The Directors may execute and deliver such consents by means of one or more electronic transmissions. The consent or consents shall be filed with the minutes of the meetings of the Board.  Any certificate or other document filed under the provision of the Virginia Stock Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting.

4.15         Removal of Director for Cause.  The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, or who has pled guilty or nolo contendere to or been convicted of a felony involving moral turpitude.  In addition, throughout the term of the existence of the Company, any Director may be removed for cause by: (i) a vote or written consent of all Directors other than the Director who is to be removed, or (ii) the vote of the holders of a majority of the outstanding Shares of the Company at a meeting of the Shareholders called for such purpose.  The notice for such special meeting of Shareholders shall state that the purpose, or one of the purposes, of the meeting is to vote on the removal of a Director.  “For cause” shall mean, for purposes of this Section 4.15, a willful violation of the Articles of Incorporation or these Bylaws, or gross negligence in the performance of a Director’s duties.

4.16         Removal of Director Without Cause.  Any or all Directors may be removed without cause upon the affirmative vote of a majority of the outstanding Shares entitled to vote.  A Director may be removed by the Shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the Director.  Any reduction of the authorized number of Directors shall not operate to remove any Director prior to the expiration such Director’s term of office.

4.17         Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the directors then in office.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Company, except that no committee shall have authority to take any action with respect to (i) the approval or recommendation of any action requiring Shareholders’ approval or approval of the outstanding Shares, (ii) the filling of vacancies of the Board or any committee, (iii) the fixing of compensation of Directors for serving on the Board or a committee, (iv) the adoption, amendment or repeal of these Bylaws, (v) the amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable, (vi) a distribution to Shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (vii) the appointment of other committees of the Board or the members thereof.

4.18         Fiduciary Relationship.  The Directors of the Company have a fiduciary relationship to the Shareholders as provided by applicable Virginia law.

4.19         Preferred Shares and Other Securities.  Notwithstanding anything to the contrary in this Article IV or elsewhere in these Bylaws, holders of any preferred shares or other Securities of the Company who, pursuant to the documents duly creating such preferred shares or other Securities, are granted voting rights, including rights to nominate and elect Directors, shall have such rights as set forth in the documents creating such preferred shares or other Securities.  Furthermore, notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt amendments to these Bylaws as they deem necessary or convenient to give effect to the foregoing provision of this Section 4.19.

ARTICLE V

OFFICERS

5.1           Officers.  The officers of the Company shall be as determined by the Board of Directors and shall include a ~~President~~ Chief Executive Officer and Secretary, and may include a Chairman of the Board~~, Chief Executive Officer~~, Chief Financial Officer (Treasurer) and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 5.3.  The same person may hold any number of offices.

5.2           Election.  The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be chosen annually by the Board of Directors to serve at the pleasure of the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.  All officers serve at the will of the Board of Directors and nothing in these Bylaws shall give any officer any expectation or vesting of employment.

5.3           Subordinate Officers.  The Board of Directors may appoint other officers as the business of the Company may require, each of whom shall hold office for the period~~,~~ and have the authority and perform the duties, in each case, as ~~are~~ provided in these Bylaws or as the Board of Directors may from time to time determine.

The Chief Executive Officer may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers, Assistant Treasurers or other officers of the Company, each of whom shall hold office for the period and have the authority and perform the duties, in each case, as provided in these Bylaws or as the Chief Executive Officer may from time to time determine.

5.4           Removal and Resignation.  Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, the ~~President~~ Chief Executive Officer or to the Secretary of the Company.  A resignation shall take effect at the date of the receipt of the notice or any later time specified in the notice; and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

5.5           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

5.6           Chairman of the Board.  The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and Shareholders and exercise and perform all other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

5.7           Chief Executive Officer.  The Chief Executive Officer shall, subject to the control of the Board of Directors and the supervisory powers of the Chairman of the Board, have general supervision, direction and control of the business of the Company and shall have responsibility for implementation of the policies of the Company, as determined by the Board of Directors, for the general management and administration of the business affairs of the Company, and for the supervision of other officers, together with any other powers and duties as may be prescribed by the Board of Directors.  He shall preside at meetings of the Shareholders or at meetings of the Board of Directors if the Chairman is absent.

~~5.8           President.  The President shall, subject to the Board of Directors and the supervisory powers of the Chairman of the Board and the Chief Executive Officer, have general supervision, direction and control of the business of the Company.  He shall preside at meetings of the Shareholders or at meetings of the Board of Directors if the Chairman and Chief Executive Officer are absent.  He shall perform all duties incident to the office of president, together with any other powers and duties as may be prescribed by the Board of Directors.~~

5.8           ~~5.9~~ Presidents; Vice Presidents.  In the absence or disability of the ~~President,~~ Chief Executive Officer, the Presidents or the Vice Presidents in order of their rank as fixed by the Board of Directors or the Chief Executive Officer or, if not ranked, the President or the Vice President designated by the Board of Directors or the Chief Executive Officer, shall perform all the duties of the ~~President~~ Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the ~~President~~ Chief Executive Officer.  The Vice Presidents shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer or these Bylaws.

5.9         ~~5.10~~ Secretary.  The Secretary shall keep, or cause to be kept, a book of minutes at the principal office, or any other place as the Board of Directors may order, of all meetings of Directors or Shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of Shares present or represented at Shareholders’ meetings and the proceedings of meetings.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Company’s transfer agent, a Share register or a duplicate Share register showing the names of the Shareholders and their addresses, the number and classes of Shares held by each (whether in certificate or “unissued certificate” form), the number and the date of certificates issues, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the Company (if any) in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.10        ~~5.11~~ Assistant Secretaries.  In the absence or disability of the Secretary, the Assistant Secretaries in order of their rank as fixed by the Board of Directors or the Chief Executive Officer or, if not ranked, the Assistant Secretary designated by the Board of Directors or the Chief Executive Officer, shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the Secretary.  The Assistant Secretaries shall have any other powers and shall perform other duties as from time to time may be prescribed for them by the Board of Directors, the Chief Executive Officer or these Bylaws.

5.11        ~~5.12~~ Chief Financial Officer.  The Chief Financial Officer may also be designated by the alternate title of “Treasurer.” The Chief Financial Officer shall have custody of all moneys and securities of the Company and shall keep regular books of account.  Such officer shall disburse the funds of the Company in payment of the just demands against the Company, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Company.  Such officer shall perform all duties incident to such officer or which are properly required by the ~~President~~ Chief Executive Officer or by the Board of Directors.

5.12         ~~5.13~~ Assistant Chief Financial Officers.  The Assistant Chief Financial Officers or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the ~~President~~ Chief Executive Officer or by the Board of Directors.

ARTICLE VI

SHARES OF STOCK

6.1           Registered Ownership, Share Certificates and Shares in “Unissued Certificate” Form.

(a) Certificates may be issued and transferred in accordance with these Bylaws, but need not be issued if the Company elects to have Shares maintained in “unissued certificate” form.  The Persons in whose names certificates of Shares in “unissued certificate” form are registered on the records of the Company shall be deemed the absolute owners of the Shares represented thereby for all purposes of the Company; but nothing in these Bylaws shall be deemed to preclude the Directors or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares.  The Shares are non-assessable.  Until a transfer is duly effected on the records of the Company, the Directors shall not be affected by any notice of transfer, either actual or constructive.  The receipt by the Person in whose name any Shares are registered on the records of the Company or of the duly authorized agent of that Person, or if the Shares are so registered in the names of more than one Person, the receipt by any one of these Persons, or by the duly authorized agent of that Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of the Shares and from all liability to see the application of those funds.  The certificates of Shares of the capital stock of the Company, if any, shall be in a form consistent with the Articles of Incorporation and the laws of the Commonwealth of Virginia as shall be approved by the Board of Directors.  All certificates shall be signed by (i) the Chairman of the Board, the Chief Executive Officer, ~~the~~ a President or a Vice President and (ii) the Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the class or series of Shares owned by the Shareholder.  Any or all of the signatures on the certificate may be facsimile signatures.

(b) Notwithstanding anything to the contrary in this Section 6.1 or elsewhere in these Bylaws, if the documents duly creating any preferred shares or other Securities of the Company provide that such preferred shares or other Securities of the Company are to be “uncertificated,” certificates need not be issued in respect of such preferred shares or other Securities.  The provisions of these Bylaws addressing Shares held in uncertificated form shall apply to any such preferred shares or other Securities.  Notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt such amendments to these Bylaws as shall be necessary or convenient to give effect to the foregoing provisions of this Section 6.1 (b).

6.2           Transfer of Shares.  Subject to the provisions of law and of Sections 6.3, 6.4 and 6.5, Shares shall be transferable on the records of the Company only by the record holder or by his agent thereunto duly authorized in writing upon delivery to the Directors or a transfer agent of the certificate or certificates (unless held in “unissued certificate” form, in which case an executed stock power duly guaranteed must be delivered), properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with evidence of the genuineness of each endorsement, execution or authorization and of other matters as may reasonably be required by the Directors or transfer agent.  Upon delivery, the transfer shall be recorded in the records of the Company and a new certificate, if requested, for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate or account, a new certificate or statement of account for the balance shall be issued to the transferor.  Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate, if requested, but only upon delivery to the Directors or a transfer agent of instruments and other evidence required by the Directors or the transfer agent to demonstrate that entitlement, the existing certificate (or appropriate instrument of transfer if held in “unissued certificate” form) for the Shares and any necessary releases from applicable governmental authorities.  Nothing in these Bylaws shall impose upon the Directors or a transfer agent any duty or limit their rights to inquire into adverse claims.

6.3           Disclosures by Holders of Shares; Redemption of Shares.  The Holders of the Shares shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of their Shares as the Directors deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, and applicable regulations, as amended, or to comply with the requirements of any taxing authority.  If the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of the Shares of the Company has or may become concentrated to an extent which would prevent the Company from qualifying as a REIT under the REIT Provisions of the Internal Revenue Code, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer and/or call for redemption of a number of the Shares sufficient in the opinion of the Directors to maintain or bring the direct or indirect ownership of the Shares into conformity with the requirements for a REIT.  The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the NASDAQ, National Quotation Bureau or a similar organization selected by the Company for that purpose, or (iii) otherwise, as determined in good faith by the Directors.  The holders of any Shares and so called for redemption shall be entitled to payment of such redemption price within 21 days of the redemption date.  From and after the date fixed for redemption, the holders of such Shares shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to the Shares, excepting only the right to payment of the redemption price fixed as described above.  The redemption date with respect to any Shareholders shall be the date specified by the Directors which is not less than one week after the date postmarked on the disclosure demand made by the Directors under this Section 6.3, or, if such date is not a business day, on the next business day thereafter.  For the purpose of this Section 6.3, the term “individual” shall be construed as provided in Section 542(a)(2) of the Internal Revenue Code of 1986, as amended, or any successor provisions and “ownership” of Shares shall be determined as provided in Section 544 of the Internal Revenue Code of 1986, as amended, or any successor provision.

6.4           Right to Refuse to Transfer the Shares.  Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Company, the Directors may require statements or affidavits from any holder of the Shares or proposed transferee of the Shares or warrants to purchase such Shares, setting forth the number of Shares (and warrants to purchase such Shares) already owned by him or it and any related Person specified in the form prescribed by the Directors for that purpose.  If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Shares, or warrants to purchase such Shares, any proposed transfer or exercise would jeopardize the status of the Company as a REIT under the Internal Revenue Code of 1986, as amended, the Directors may refuse to permit the transfer or exercise.  Any attempted transfer or exercise as to which the Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares.  All contracts for the sale or other transfer or exercise of the Shares or warrants to purchase such Shares, shall be subject to this provision.

6.5           Limitation on Acquisition of Shares.

(a) Subject to the provisions of Section 6.5(b), no Person may own in excess of 9.8% of the total number of the issued and outstanding Shares of any separate class or series, and no Shares shall be transferred (or issued) to any person if, following the transfer or issuance, the Person’s direct or indirect ownership of Shares would exceed this limit.  For the purpose of this Section 6.5, ownership of Shares shall be computed in accordance with Internal Revenue Code Sections 856(h), 542(a)(2) and 544.

(b) If Shares are purportedly acquired by any Person in violation of this Section 6.5, the acquisition shall be valid only to the extent it does not result in a violation of this Section 6.5, and the acquisition shall be null and void ab initio with respect to the excess (“Excess Shares”) unless the Person acquiring the Excess Shares provides the Directors with evidence and an opinion of counsel so that the Directors are satisfied that the Company’s qualification as a REIT will not be jeopardized and the Board of Directors, acting in its sole discretion, determines to waive such limitation.  Excess Shares shall be deemed to have been acquired and to be held on behalf of the Company, and, as the equivalent of treasury shares for that purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution.  If prior to the discovery by the Company of the acquisition or transfer of any Excess Shares dividends, interest or any other distributions are paid with respect to any Excess Shares, then such dividends, interest or any other distributions shall be repaid to the Company.

(c) So long as any Person holds more than 9.8% of the outstanding Shares , a lower percentage limit may be established by the Directors to the extent necessary to assure, to the extent possible, that no five persons own in the aggregate more than 50% of the outstanding Shares.

(d) The Company shall, if deemed necessary or desirable to implement the provisions of any portion of this Article VI, include on the face or back of each certificate issued by the Company an appropriate legend referring the holder of the certificate to the restrictions contained in any portion of this Article ~~VII~~ VI and stating that the complete text of Article VI, or these Bylaws, is on file with the Secretary of the Company at the Company’s offices, and/or will be furnished without charge by the Company to any Shareholder.

(e) Nothing in these Bylaws shall limit the ability of the Directors to impose, or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Company and the interests of its Shareholders by preservation of the Company’s status as a qualified REIT.

(f) If any provision of this Section 6.5 is determined to be invalid, in whole or in part, by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and the provision shall be affected only to the extent necessary to comply with the determination of the court.

(g) For purposes of Sections 6.3, 6.4 and 6.5, “Shares” means the Common Shares of the Company and any other stock of the Company (as “stock” is defined in applicable Internal Revenue Code Sections addressing stock ownership requirements for REITs).

(h) The Company shall have the right to issue fractional Shares.

6.6           Lost or Destroyed Certificates.  The holder of any Shares shall immediately notify the Company of any loss or destruction of the Share certificates, and the Company may issue a new certificate in the place of any certificate alleged to have been lost or destroyed upon approval of the Board of Directors.  The Board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Board of Directors of the loss or destruction and to give the Company a bond or other security, in such amount and with such surety or sureties, as the Board of Directors may determine as indemnity against any claim that may be made against the Company on account of the certificate alleged to have been lost or destroyed.

6.7           Dividend Record Date and Closing Stock Books.  The Board of Directors may fix a date in the future as a record date for the determination of the Shareholders entitled to receive any dividend or distribution or any allotment of rights or to exercise rights with respect to any change, conversion or exchange of Shares.  The record date so fixed shall not be more than 60 days or less than 10 days prior to the date of the event for the purposes of which it is fixed.  When a record date is so fixed, only Shareholders of record on that day shall be entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

6.8           Applicability of Certain Sections of Article VI.  Sections 6.2, 6.3, 6.4 and 6.5 of the Company’s Bylaws shall apply only to Shares (as defined in Section 6.5(g) of these Bylaws) as to which the provisions of Article X of the Articles of Incorporation do not apply because the provisions of Article X of the Articles of Incorporation do not meet the requirements of Section 13.1-649 of the Virginia Stock Corporation Act as to such Shares.

ARTICLE VII

TRANSACTIONS WITH AFFILIATES; CERTAIN DUTIES AND LIABILITIES

OF DIRECTORS, SHAREHOLDERS AND AFFILIATES

7.1           Transactions with Affiliates.

(a) All transactions, whether such transaction involves the transfer of property, the lending of money or the rendition of any services, in which any Affiliate of the Company has any direct or indirect interest shall be permitted only if:

(i) the Affiliate reported to the Board of Directors any such related party transaction where the amount involved exceeds $120,000; and

(ii) such transaction has been approved by the affirmative vote of the majority of the Directors; and

(iii) if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any such Person is on terms not less favorable to the Company than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the Directors); and

(iv) each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the shareholders of the Company and, in the case of a purchase or acquisition of property, at a price to the Company no greater than the cost of the asset to such Persons (based upon a determination of a majority of the Directors) or, if the price to the Company is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the Directors).

(b) Notwithstanding anything to the contrary in these Bylaws, the Company (which term includes, for purposes of this Section 7.1(b) any of its direct or indirect subsidiaries) shall be permitted to and may, without the need to comply with any other provisions of this Article VII, both make and accept assignments of purchase agreements or other contracts, or any rights, powers, duties or obligations arising thereunder, to or from any of the Company’s Affiliates (including, without limitation, Glade M. Knight, or any company owned or controlled by Glade M. Knight), provided that there is no consideration for any such assignment other than the reimbursement to the assignor of the assignor’s direct costs related to such agreement or contract; it being the general intention of this provision that the Company be permitted to make and accept assignments of purchase agreements or other contracts or any such rights, powers, duties or obligations from any such Affiliates in circumstances where such an Affiliate initially enters into any such contract and it is thereafter determined that such contract or such rights, powers, duties or obligations thereunder shall be assigned to the Company, with the Company thereafter proceeding to close on the acquisition or otherwise exercise any of such rights or powers.  Further, notwithstanding anything to the contrary in these Bylaws, the Company (including any of its direct or indirect subsidiaries) shall be permitted to and may, without the need to comply with any other provisions of this Article VII, allow the use of any Company airplane by any of the Company’s Affiliates (including without limitation the parties listed above), on the condition that any such other party provide to the Company appropriate reimbursement of expenses associated with such party’s use of the airplane.  Further, the Company may assign any agreement, contracts, license or other documents pertaining to any such airplane (or any rights, powers, duties or obligations related thereto) to any of the Company’s Affiliates subject to the terms of this Section 7.1(b) of these Bylaws.

7.2           Restriction of Duties and Liabilities.  The duties and liabilities of Shareholders, Directors and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a Virginia corporation.  The Shareholders, Directors and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.  However, in no event shall the duties and liabilities of Shareholders, Directors and officers be inconsistent with the standards contained in the Articles of Incorporation.

7.3           Persons Dealing with Directors or Officers.  Any act of the Directors or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with the Directors or officers, be conclusively deemed to be within the purposes of ~~this~~ the Company and within the powers of the Directors and officers.

The Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Company and/or Directors.

No Person dealing in good faith with the Directors or any of them or with the authorized officers, employees, agents or representatives of the Company, shall be bound to see to the application of any funds or property passing into their hands or control.  The receipt of the Directors, or any of them, or of authorized officers, employees, agents, or representatives of the Company, for moneys or other considerations, shall be binding upon the Company.

7.4           Reliance.  The Directors and officers may consult with counsel and the advice or opinion of the counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion.  In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by the Chairman or the officer of the Company having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Company.  The Directors may rely, and shall be personally protected in acting upon any instrument or other document believed by them to be genuine.

7.5           Income Tax Status.  Without limitation of any rights of indemnification or non-liability of the Directors, the Directors by these Bylaws make no commitment or representation that the Company will qualify for the dividends paid deduction permitted by the Internal Revenue Code of 1986, as amended, and the Rules and Regulations pertaining to ~~real estate investment trusts~~ REITs under the Internal Revenue Code of 1986, as amended, and any such failure to qualify shall not render the Directors liable to the Shareholders or to any other Person or in any manner operate to annul the Company.

ARTICLE VIII

MISCELLANEOUS

8.1           Competing Programs.  Nothing in these Bylaws shall be deemed to prohibit any Affiliate of the Company from dealing, or otherwise engaging in business with, Persons transacting business with the Company or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor, not involving any rebate, reciprocal arrangement or other transaction which would have the effect of circumventing any restrictions set forth herein relating to the dealings between the Company and its Affiliates.  The Company shall not have any right, by virtue of these Bylaws, in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.  No Affiliate of the Company shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company.

8.2           Control Share Acquisitions.  Article 14.1 of the Virginia Stock Corporation Act (“Control Share Acquisitions”) shall not apply to acquisitions of shares of stock of the Corporation.

8.3           Corporate Seal.  The Company may, but shall not be required to, have a corporate seal in the form of a circle containing the name of the Company and such other details as may be specified by the Board of Directors.

8.4           Inspection of Bylaws.  The Company shall keep at its principal office in this Commonwealth for the transaction of business, a list of the names and addresses of the Company’s Shareholders and the original or a copy of the Bylaws, as amended, certified by the Secretary, which shall be open to inspection by Shareholders at any reasonable time during office hours.

8.5           Inspection of Corporate Records.  Shareholders of the Company, or any holders of a voting trust certificate, shall have the right to inspect the accounting books and records of the Company, and the minutes of proceedings of the Shareholders and the Board and committees of the Board as provided by the Virginia Stock Corporation Act.

8.6           Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by the Person or Persons and in the manner as from time to time shall be determined by resolution of the Board of Directors.

8.7           Contracts, Etc., How Executed.  The Board of Directors, except as provided elsewhere in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Company.  That authority may be general or confined to specific instances.  Unless so authorized by the Board of Directors or as otherwise provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

8.8           Representation of Shares of Other Corporations.  The Chairman or the Chief Executive Officer, or, in the event of their absence or inability to serve, ~~the~~ any President, ~~any~~ Vice President and the Secretary or Assistant Secretary of ~~this~~ the Company, are authorized to vote, represent and exercise, on behalf of the Company, all rights incidental to any and all shares of any other company registered in the name of the Company.  The authority granted to such officers to vote or represent on behalf of the Company any and all shares held by the Company in any other company may be exercised by any authorized Person in person or by proxy or power of attorney duly executed by the officers.

8.9           Severability.  If any provisions of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not present.

8.10         Voluntary Dissolution.  The Company may elect to wind up and dissolve by the vote of Shareholders entitled to exercise a majority of the voting power of the Company.

8.11         Distributions.  The payment of distributions on Shares shall be at the discretion of the Directors and shall depend upon the earnings, cash flow and general financial condition of the Company, and such other facts as the Directors deem appropriate.

8.12         Shareholder Liability.  The holders of the Company’s Shares shall not be personally liable on account of any obligation of the Company.

8.13         Return of Offering Proceeds.  The Directors shall have the right and power, at any time, to return to Shareholders offering proceeds to the extent required by applicable law, including to the extent necessary to avoid characterization of the Company as an “investment company.”

ARTICLE IX

AMENDMENTS TO BYLAWS

9.1           Amendments.  The Bylaws may be amended or repealed, or new bylaws adopted, at any time, and from time to time, (i) by the Board of Directors or (ii) upon the vote of the holders of a majority of the issued and outstanding Common Shares, and the Shareholders in amending, repealing or adopting a bylaw may, except as prohibited by applicable law, expressly provide that the Board of Directors may not amend, repeal or reinstate that bylaw.

ARTICLE X

CONDUCT OF BUSINESS THROUGH SUBSIDIARIES

10.1         Subsidiaries.  To the extent permitted by the Articles of Incorporation, these Bylaws  and applicable law (including any required consent of the Directors and Shareholders under applicable law), the Company may conduct its business through subsidiary companies owned or controlled by the Company (or its subsidiaries).  Any such subsidiary company is referred to as a “Subsidiary Company” and collectively such subsidiary companies are referred to as the “Subsidiary Companies.” It is specifically acknowledged that the conduct of the Company’s business through a Subsidiary Company or Subsidiary Companies may be effected and undertaken by the transfer by the Company of properties to, the acquisition of properties by, and the ownership and operation of properties in, a partnership all of whose interests are initially owned by the Company and/or a Subsidiary Company or Subsidiary Companies.

10.2         Interpretation and Application of Bylaws.  If and to the extent (i) the Company conducts its business through Subsidiary Companies, or (ii) there are properties which, in the absence of Subsidiary Companies, would be owned and operated by the Company but such properties are instead owned and operated by Subsidiary Companies, restrictions on the power of the Company to engage in certain transactions and restrictions on the authority of Directors and officers of the Company in these Bylaws, and in particular the restrictions contained in Article VII of these Bylaws, shall be interpreted and applied to Subsidiary Companies in the same manner as they apply by their terms to the Company to the extent necessary to ensure that the Bylaw provision is given the effect intended notwithstanding that the Company’s business is conducted through Subsidiary Companies instead of by the Company directly.  The Company shall exercise any rights and powers it has as an owner or partner (directly or indirectly) of a Subsidiary Company consistently with this provision.